UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2025

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE,INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

As previously disclosed, on May 23, 2023, Inotiv, Inc. (the “Company”) received a voluntary request from the U.S. Securities and Exchange Commission (the “SEC”) seeking documents and information for the period from December 1, 2017 to the present regarding the Company, Envigo Global Services, Inc., and Orient BioResource Center, Inc.’s importation of non-human primates from Asia, including information relating to whether their importation practices complied with the U.S. Foreign Corrupt Practices Act. In March 2024, the SEC provided the Company a formal order of investigation concerning this matter that was dated January 9, 2024, and on April 12, 2024, the SEC provided supplemental document requests to the Company.

On June 2, 2025, the SEC provided notice to the Company, through the Company’s external counsel, that the SEC’s Division of Enforcement (the “Division”) has concluded its investigation and, based on the information available to the Division as of the date of its letter, the Division does not intend to recommend an enforcement action by the SEC against the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date:	June 4, 2025	By:	/s/ Beth A. Taylor
Chief Financial Officer,
Executive Vice President